UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ZENITECH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	98-0360626
State or jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

Suite 1200, 1000 N. West Street, Wilmington	19801
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-169391 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Zenitech Corporation (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-169391), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 8, 2010, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits are filed with and/or are incorporated by reference into this registration statement:

Exhibit
Number	Description

3.1(1)	Certificate of Incorporation
3.2(1)	Articles
3.3(1)	Bylaws
5.1(1)	Legal Opinion of Dennis Brovarone, Attorney at Law
10.1(1)	Form of Subscription Agreement
10.2(1)	Consulting Agreement dated February 1, 2010 between Zenitech Corporation and Mr. Jiyong Yang
10.3(1)	Consulting Agreement dated October 1, 2009 between Zenitech Corporation and Mr. DongzhuFeng
10.4(1)	Consulting Agreement dated October 1, 2009 between Zenitech Corporation and Mr. Moyou Yu
10.5(1)	License Agreement with Guang Wei Qu dated March 3, 2010
10.6(1)	Market Research Service Agreement with Mo Wei, dated October 18, 2009
10.7(1)	Lease Agreement with Regus dated May 1, 2010
10.8(1)	Compostable Floral Sleeve Sample-making Service Agreement with An HuiJiaLian Plastic Packaging Machinery Factory dated October 8, 2010
23.1(1)	Consent of Malone Bailey LLP, Certified Public Accountants
23.2(1)(2)	Consent of Dennis Brovarone, Attorney at Law (included in Exhibit 5.1)

(1)	Incorporated by reference from our Registration Statement on Form S-1 filed on December 8, 2010.
(2)	Included in Exhibit 5.1.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZENITECH CORPORATION

Date: October 31, 2012

/s/ Hong Yang
Hong Yang
President, Treasurer and Director